EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 7, 2006, except for Note 7, as to which the date is June 21, 2006 relating to the financial statements and financial statement schedules of CPAC, Inc. and Subsidiaries, which appears in CPAC, Inc. and Subsidiaries' Annual Report on Form 10-K for the year ended March 31, 2006.

/s/ Pricewaterhouse Coopers LLP
Pricewaterhouse Coopers LLP

August 17, 2006

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